EXHIBIT 4.7.1

                  Schedule of Omitted Documents in the Form of
                    Exhibit 4.7, including Material Detail in
                  Which Such Documents Differ from Exhibit 4.7


1. Warrant to purchase 5,000 shares of Common Stock at an exercise price of $1.25 per share issued to Dian Griesel, dated May 1, 1998; become exercisable on July 1, 1998.

2. Warrant to purchase 5,000 shares of Common Stock at an exercise price of $1.50 per share issued to Dian Griesel, dated May 1, 1998; become exercisable on October 1, 1998.

3. Warrant to purchase 4,000 shares of Common Stock at an exercise price of $1.75 per share issued to Jacqueline Resto, dated May 1, 1998; become exercisable on January 1, 1999.

4. Warrant to purchase 1,000 shares of Common Stock at an exercise price of $1.75 per share issued to Takashi Crum, dated May 1, 1998; become exercisable on January 1, 1999.

         The form of the documents listed above does not differ in material detail from the form of Exhibit 4.7 except with respect to the name of the holder, the exercise price and the date the warrant becomes exercisable.


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